Exhibit 4.8







                             AMENDMENT NO. 3


                     Dated as of December 23, 1999


                                  to


                  MASTER LEASE AND SECURITY AGREEMENT


                               between


                        Rite Aid Realty Corp.


                                and


                          RAC Leasing LLC





      Amendment No. 3, dated as of December 23, 1999 ("Amendment No. 3"), between RAC Leasing LLC, a Wyoming limited liability company, as lessor ("Lessor"), and Rite Aid Realty Corp., a Delaware corporation, as lessee ("Lessee"), amending the Lease referred to below.


      WHEREAS, Lessor and Lessee have heretofore entered into a Master Lease and Security Agreement, dated as of March 19, 1998, (as amended by Amendment No. 1, dated as of June 22, 1998, and Amendment No. 2 dated as of October 25, 1999, the "Lease"); and


      WHEREAS, Lessor and Lessee wish to further amend the Lease as hereinafter provided;


      NOW, THEREFORE, Lessor and Lessee hereby agree as follows:


      Section 1. Amendments to the Lease. (a) The Commitment of the Lessor set forth on Annex 1 to the Lease is hereby amended in its entirety to read as set forth on Annex 1 attached hereto.



      (b) The Commitment of the Lessor set forth on the signature pages to Lease Supplement No. 1 to the Lease, dated as of June 22, 1998 is hereby reduced by $12,050,000 to $35,850,000.


      Section 2. Counterparts. This Amendment No. 3 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 3.



      Section 3.  Governing Law  THIS AMENDMENT NO. 3 SHALL IN ALL
 RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



      Section 4.  Continuing Effect   Except as herein provided, all
 provisions, terms and conditions of the Lease shall remain in full force and effect. As amended hereby, the Lease is ratified and confirmed in all respects.







 [Remainder of this page left intentionally blank. Signatures begin on next page]












 IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed as of the date first above written.



                                    RITE AID REALTY CORP.,

                                    as Lessee






                                    By: ____________________________________

                                        Name:

                                        Title:




                                    RAC LEASING LLC, as Lessor



                                    By:  The Diversified Group Incorporated,
                                         Manager





                                         By: _______________________________

                                             Name:

                                             Title: